Exhibit 99

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MEREDITH CORPORATION

Q2FY 2005 INVESTOR CONFERENCE CALL

INTRODUCTION

JIM JACOBSON

Good morning. I'm Jim Jacobson, Director of Investor Relations for Meredith. Bill Kerr, Chairman and Chief Executive Officer, will start today with an overview of the second quarter of fiscal 2005. Steve Lacy, President and Chief Operating Officer will follow with a review of our two business groups and will discuss our outlook. At the conclusion of the call, Bill, Steve, Chief Financial Officer Suku Radia, and Publishing Group President Jack Griffin will respond to your questions.

We will refer to non-GAAP measures that in conjunction with GAAP results provide additional analytic tools to understand our core operations. Tables that reconcile GAAP results to non-GAAP measures have been posted to our web site. A transcript of this call will be posted to our web site as well.

In our remarks today we will include statements that are considered forward-looking within the meaning of federal securities laws. The forward-looking statements are based on management's current knowledge and expectations and are subject to certain risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. A description of the risk factors can be found in our earnings release issued today and in certain of our SEC filings. The Company undertakes no obligation to update any forward-looking statement.

One last note-today, we expect to file our 10-Q for the second quarter. We encourage all investors to review all of our SEC filings.

Now, Bill will begin the presentation.

BILL KERR

Welcome

Thank you and good morning. Welcome to our conference call to discuss our second quarter results. I trust you had a chance to review the press release issued this morning. I'll start with an overview of our performance in the quarter. Next, Steve will update you on both of our business groups and provide our outlook for the third quarter and all of fiscal 2005. Then, we'll address your questions.

As you know the Financial Accounting Standards Board recently finalized its option expensing standard. Consistent with our previous commitment to expense options once the final standards were issued, our reported results reflect our early adoption of FASB Statement 123(R). To enhance comparability, we have restated prior periods to reflect option expense. For a reconciliation of previously reported results and results restated for SFAS 123(R), see Table 2 in our press release. All references to net earnings in this call are before the benefits of the cumulative effect of the change in accounting principle related to SFAS 123(R).

We are pleased to report another strong quarter. Net earnings grew 53 percent to $26.8 million, or $0.52 per share. Total revenues increased 5 percent and total advertising revenues rose 7 percent.

Without the early adoption of the option expensing standard, our second quarter earnings per share would have been $0.55-in line with our previous guidance.

Both of our business groups produced outstanding profit growth and margin expansion in the second quarter. Let me share a few highlights.

In Broadcasting, operating profit increased 64 percent and EBITDA rose 51 percent. EBITDA margin increased from 34.3 percent to 42.3 percent. Revenues grew 22 percent, fueled by $12.2 million in net political advertising. Non-political advertising revenues grew 6 percent. On a comparable basis, excluding revenues from new properties, non-political advertising revenues increased 3 percent.

Our strong performance was broad-based throughout the group as we improved EBITDA at every station.

In Publishing, operating profit rose 13 percent on a 1 percent decline in revenues. Operating profit margin increased from 10.6 percent to 12.1 percent. This performance reflected improved net yield per advertising page, increased circulation profit, growth in our custom publishing operation, and disciplined expense management, partially offset by lower advertising revenues. Steve will provide more details during his remarks.

In the first six months of fiscal 2005, Broadcasting revenues grew 17 percent, including 5 percent growth in non-political revenues. On a comparable basis, non-political advertising revenues increased 2 percent. Operating profit rose 57 percent and EBITDA margin improved more than 6 percentage points. Publishing grew operating profit 16 percent and increased operating profit margin nearly 2 percentage points.

Before Steve discusses our two operating groups in more detail, let me share some insight on the current publishing and broadcasting business environments and our search for a new president of the Meredith Broadcasting Group.

The advertising environment remains uncertain. Advertisers continue to make decisions later and later, resulting in uneven spending patterns and period-to-period volatility. In Broadcasting, local advertising remains strong, but, at the national level, business is not as robust.

Despite the uncertain advertising climate, we expect both business groups to continue to perform well. Our premier home and family magazines, direct-to-publisher circulation model, industry leading database, improved newscast ratings, and Cornerstone programs will continue to differentiate us in the marketplace to both advertisers and consumers over time.

The search for a new Broadcasting Group president is well under way. We have several strong candidates. Steve and I are in the midst of the interview process now and should be in a position to announce the new group president in the near term.

To summarize, we achieved strong financial performance in the first half of fiscal 2005. Net earnings grew 45 percent, earnings per share increased 44 percent, total revenues grew 5 percent, and total advertising revenue rose 8 percent. We are confident we will produce strong results for the full fiscal year as well. With that, I will turn the call over to Steve.

STEVE LACY

BROADCASTING

Good morning to all of you. I'll start my review with Broadcasting. As Bill said, the Meredith Broadcasting Group grew revenues 22 percent and EBITDA 51 percent in the second quarter. We increased our EBITDA margin from 34.3 percent to 42.3 percent. Our strong performance was broad-based as we increased EBITDA at every station in our group.

We also posted strong results for the first half of fiscal 2005. Revenue rose 17 percent and EBITDA grew 42 percent. We improved our EBITDA margin from 29.2 percent to 35.4 percent and once again increased EBITDA margin across the group.

As we have stated previously, improving news ratings and share is critical to our growth strategy. We continued to improve ratings and grow audience share in the November 2004 ratings book for the key adult 25-54 demographic. Let me provide a few examples:

  Our CBS affiliate in Kansas City posted an excellent book. Its Monday through Friday late newscast led the market for the first time in 13 years. It was one of the highest rated late newscasts of CBS affiliates across the country. The station also produced strong gains for all other major newscasts- morning, noon, late afternoon and evening. KCTV lead the market for sign-on to sign-off ratings as well.
  Our FOX affiliate in Portland continued to produce one of the highest rated prime time newscasts in the country. The station is also the market leader from 5 to 9 a.m., beating all three major affiliates.
  Our CBS affiliate in Phoenix grew audience share by at least 25 percent for its late news, its new 6:30 p.m. newscast, its noon and its 5:30 and 6 a.m. newscasts as well.
  Our FOX affiliate in Las Vegas increased share by more than 30 percent for its 5 and 6 a.m. news and its late newscasts.

As our results indicate, we have been successful converting our news improvement into revenue growth. In the second quarter, we generated $12.2 million in net political advertising. Our stations in Kansas City, Portland, Hartford and Las Vegas booked the majority of the political advertising.

In addition, we grew non-political revenues 6 percent. On a same-station basis, non-political advertising revenues increased 3 percent.

We have progressed on our other sales initiatives as well. We continue to build our innovative Cornerstone programs, which leverage our publishing brands to create proprietary advertising packages for local merchants. Several of our stations posted strong revenue gains from our Better Homes and Gardens Home for the Holidays Cornerstone program. In the second quarter, combined revenues from Cornerstones, Internet sales, and special market-specific promotions increased 84 percent to over $9 million.

As we have discussed on prior conference calls, one element of our growth strategy is to expand our presence in existing markets. We did just that in November as we entered into a joint sales agreement to operate KSMO-TV, the WB affiliate in Kansas City. This transaction positions us to serve advertisers seeking a younger WB audience as well as the powerful CBS audience. The KSMO staff is in the process of relocating to our KCTV facility, and we have begun to integrate back-room operations such as engineering, traffic and accounting to gain cost efficiencies. We expect this transaction to be earnings neutral in the first year and accretive thereafter.

The KSMO transaction marked the fourth time we expanded our broadcasting presence in calendar 2004. In January, we launched a CBS affiliate in Springfield, Massachusetts, operated by our CBS station in Hartford. In May, we acquired an AM radio station to serve the Saginaw-Bay City, Michigan market. In August, we acquired the WB affiliate in Chattanooga, Tennessee, adding to our Southeast cluster with stations including Atlanta, Nashville and Greenville.

In summary, the Broadcasting Group produced an outstanding quarter. We remain on track with our key initiatives-increasing ratings, converting the ratings to revenue growth and gaining efficiencies through expansion.

Now, I'll discuss Publishing.

PUBLISHING

I'll start with our magazines and then review books and our Integrated Marketing operation. As Bill said, the Meredith Publishing Group produced strong profit growth and margin expansion despite slightly lower revenues in the second quarter.

We posted strong results for the first half of fiscal 2005 as well. Operating profit grew 16 percent and revenues rose 2 percent. We improved our operating profit margin from 13.1 percent to 14.9 percent.

Magazines

Let's start our review of magazine performance with advertising. Publishing advertising revenues declined 5 percent in the second quarter but net yield per advertising page increased in the low single digits. This advertising performance reflects mixed results by category. Lower revenue in the home, pharmaceutical and retail categories were partially offset by gains in direct response, cosmetics and remedies.

In addition, our performance reflects difficult comparisons as comparable advertising revenues grew 19 percent in the prior-year second quarter.

Despite decreases in advertising revenue from our two largest magazines, Better Homes and Gardens and Ladies' Home Journal, these titles increased their combined share of advertising revenue in the women's service field more than one percentage point to approximately 45 percent for the 12 months ended with the December 2004 issues, according to PIB.

Circulation

With that review of advertising, let's focus on our circulation activities. In the second quarter, we continued to increase circulation profit. Looking forward, we expect our long-term direct-to-publisher circulation strategy to continue producing meaningful profit contribution and to distinguish Meredith from other magazine and newspaper publishers whose circulation practices have been called into question.

New Hispanic Venture

As we have said on many occasions, we are working to broaden our magazine portfolio to serve younger readers and the Hispanic market. In the fall of 2005, we plan to launch a new business to serve one of those targets-the rapidly growing Hispanic market.

We know that our core competencies in home décor, family advice, and child rearing are highly relevant to Hispanic women. Also, our new business venture will be a powerful tool to expand our presence in this significant market.

Essentially, the business will be centered on two broad initiatives:

  A consumer magazine business for Hispanic women that takes advantage of our content expertise in the home and family arena.
  A marketing services business that leverages our integrated marketing, custom publishing and database marketing expertise.

Regarding that second initiative, let me mention a new program we are executing for Procter & Gamble. P&G recently engaged Meredith to produce custom content and design for direct-to-consumer marketing materials sent to specific P&G customer segments. The first segment is the Hispanic market.

We believe our ability to help advertising clients target specific audiences is becoming increasingly valuable. Companies are striving to reach specific consumers in a manner and at a time when those people are receptive. With our integrated marketing operations, database management and circulation expertise, Meredith is well positioned to deliver custom marketing. We'll be releasing more information regarding our Hispanic venture shortly.

American Baby

The American Baby Group has been an excellent fit with our magazine group. We are currently developing a new and wide-ranging program for Wal-Mart. The program centers on encouraging expectant parents to use Wal-Mart's baby registry, which provides gift ideas to family and friends. The American Baby Group will provide parents with needed child-care and product information through a variety of platforms including a catalog, a magazine and booklet in both English and Spanish, special events, and selectively bound inserts in American Baby magazine.

Brand Extension Activities

I'll conclude my discussion of the magazine operation by highlighting two new brand extension programs that demonstrate the strength of our brands across various media platforms.

First, Better Homes and Gardens launched a cross-platform partnership titled Better Home Better Living: Win America's Home.

Better Homes and Gardens editors and a panel of leading home design experts will design and build a home that is based on suggestions from 60,000 readers of the magazine. This project embodies the best of what Americans have said they want in a home.

Endemic home improvement and non-endemic lifestyle advertisers will benefit from in-magazine, in-store, onsite and online promotion.

This multi-level program includes

  a six-part exclusive editorial series in Better Homes and Gardens magazine
  "how to" clinics in The Home Depot stores
  original programming on the Discovery Home Channel
  a dedicated Internet presence housed on bhg.com, and
  a consumer sweepstakes.

This cross-media partnership will culminate in October when the home, which is being built in suburban Atlanta, is given away to one of 10 finalists.

Second, we recently entered into a multi-year syndication agreement that provides branded material from all Meredith magazine properties to The New York Times Syndicate for its global network of newspapers and associated websites. The content will be delivered in various formats including columns, special sections and seasonal pages.

Non-magazine Operations

Now, let's turn to our books and integrated marketing operations. We shipped nearly 650,000 units of the 75th Anniversary limited edition of the Better Homes and Gardens New Cook Book in the first six months of fiscal 2005. American Chopper at Full Throttle also performed well in the second quarter. It was on The New York Times bestseller list.

Given our publishing schedule, we believe our book business will deliver solid revenue and profit growth for the full fiscal year.

Meredith Integrated Marketing produced another strong quarter. Top performers were the program guide for DIRECTV and customer loyalty programs for Nestlé, Chrysler and Carnival Cruise Lines. New programs for Creative Memories and Hyundai also generated significant revenues.

For the first six months of fiscal 2005, integrated marketing grew revenues and profit more than 20 percent and improved profit margin more than a full point. We expect it to produce strong results for the full year as well.

In summary, we are pleased to report strong profit growth and margin expansion for our Publishing Group in the quarter. Our performance benefited from improved net yield per advertising page, increased circulation profit, growth in integrated marketing, and disciplined expense management.

Third Quarter Outlook

With that review of the first half of fiscal 2005, let's look ahead to the second half of the year.

Expensing options will reduce earnings per share approximately $0.14 for all of fiscal 2005. Given this accounting adjustment, we anticipate option-adjusted earnings per share will approximate $2.50 in fiscal 2005.

For the third quarter of fiscal 2005, Broadcast pacings, which are a snapshot in time and change frequently, are currently running up in the low single digits.

We expect the Publishing Group to grow operating profit in the mid to high single digits in the third quarter due to strong results from our integrated marketing operations, increased circulation profit, and prudent expense management. Publishing advertising revenues are expected to be down in the low single digits, reflecting the uncertain advertising climate.

Expensing options will reduce earnings per share approximately $0.04 in each of the third and fourth quarters of fiscal 2005. Given this accounting adjustment, we anticipate option-adjusted earnings per share will be in the range of $0.67 to $0.69 in the third quarter of fiscal 2005.

Now, I'll turn it back to Bill for some final comments.

BILL KERR

Thanks, Steve. Before we take your questions, I do want to share a few additional remarks.

We believe our shares represent an excellent value and have acted on this belief. To date in fiscal 2005, we have repurchased more than 1.2 million shares. For all of fiscal 2004, we repurchased approximately 750,000 shares.

We recognize the advertising environment is uncertain and challenging. However, we have proven business strategies that we have executed in market-leading fashion during the past several years. We will continue to execute our strategies. Additionally, we have created new revenue streams in both businesses that are fueling growth. In Publishing, our book, custom publishing, database and licensing operations are reducing our dependence on magazine advertising. In Broadcasting, we added three new television stations and an AM radio operation in calendar 2004.

Going forward, both of our business groups have the ability to produce strong organic growth, and we will strive to enhance that growth by making strategic, targeted acquisitions.

Whatever the advertising climate may be over time, you can be sure we will take the requisite actions to continue our strong earnings growth and build long-term shareholder value. Our track record during the advertising recession earlier this decade and the turnaround of our Broadcasting Group show we know how to navigate through uncertain times. We are confident both our business groups are on track to achieve their long-term margin objectives, and we expect to deliver strong earnings growth in fiscal 2005.

We look forward to seeing you at the media conferences in early March and now will take your questions.